Exhibit 5.1

CLIFFORD CHANCE LLP 10 UPPER BANK STREET LONDON E14 5JJ TEL +44 20 7006 1000 FAX +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

Materialise NV Technologielaan 15 3001 Leuven (Heverlee) Belgium	Our ref: 80-40624906 Direct Dial: +44 20 7006 1544 E-mail: per.chilstrom@cliffordchance.com June 29, 2018

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Materialise NV, a public limited liability company (“naamloze vennootschap die een openbaar beroep op het spaarwezen heeft gedaan”) incorporated under Belgian law with its registered office at Technologielaan 15, 3001 Leuven (Heverlee), Belgium, and enterprise number 0441.131.254 RPR/RPM Leuven (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (the “Registration Statement”) relating to possible offerings from time to time by the Company of up to $250,000,000 in the aggregate amount of securities of the Company, including: (i) ordinary shares of no nominal value of the Company (the “Ordinary Shares”) (including in the form of American Depositary Shares (“ADSs”) representing the Ordinary Shares), (ii) preference shares of the Company (the “Preference Shares”) (including in the form of ADSs representing the Preference Shares), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Ordinary Shares, Preference Shares or Debt Securities (including in the form of ADSs representing the Ordinary Shares or Preference Shares) of the Company (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants or (v) rights to purchase Ordinary Shares or Preference Shares (including in the form of ADSs representing the Ordinary Shares or Preference Shares) of the Company (the “Rights”) to be issued pursuant to the terms of one or more rights agreements (“Rights Agreements”) to be entered into prior to the issuance of the Rights, it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the “Units” and, together with the Ordinary Shares, the Preference Shares, the Debt Securities, the Warrants and the Rights, the “Securities”). Certain terms of the Securities will be established by or pursuant to resolutions of the Company’s Board of Directors (the “Corporate Proceedings”).

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents (including the form of indenture related to the Debt Securities and filed as an exhibit to the Registration Statement), company records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and statements of officers, directors and employees of, and accountants for, the Company, and others.

Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that:

(i)	The Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement and any applicable prospectus supplement and that the interest on those Debt Securities is not at a rate which violates applicable law, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued (the “Indenture”) and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Indenture and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)); and

(ii)	The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any Ordinary Shares, Preference Shares or Debt Securities underlying the Warrants and that the Warrants provide for the issuance of such Ordinary Shares or Preference Shares upon payment of consideration equal at least to the nominal value of the Ordinary Shares or Preference Shares being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Warrant Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(iii)	The Rights, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Rights contained in the Registration Statement and any applicable prospectus supplement, the due authorization of any Ordinary Shares or Preference Shares underlying the Rights and that the Rights provide for the issuance of such Ordinary Shares or Preference Shares upon payment of consideration equal at least to the nominal value of the Ordinary Shares or Preference Shares being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Rights Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Rights Agreement and will be enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

The opinions set forth in this letter relate only to the federal securities laws of the United States, and the laws of the State of New York. We express no opinion (a) as to the enforceability of forum selection clauses in the federal courts or (b) with respect to the requirements of, or compliance with, any state securities or blue sky laws.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance LLP